                                                                       EXHIBIT 5
                                                                       ---------

[Letterhead of Piper Rudnick LLP]                              6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001


May 14, 2002


Terra Industries Inc.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51101

               Terra Industries Inc. Stock Incentive Plan of 2002
               --------------------------------------------------

Ladies and Gentlemen:

We serve as special Maryland counsel to Terra Industries Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about May 16, 2002, of 3,500,000 Common Shares, without par value (the "Shares"), of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement. The Shares (plus such additional shares as may be issued pursuant to certain antidilution provisions) may be issued pursuant to awards under the Terra Industries Inc. Stock Incentive Plan of 2002 (the "Plan").

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) the Registration Statement,

          (b) the Charter of the Company (the "Charter"), certified by the Maryland State Department of Assessments and Taxation (the "MSDAT"),

          (c) the By-Laws of the Company, as amended and restated and in effect on the date hereof,

          (d) the Plan,

          (e) the proceedings of the Board of Directors of the Company relating to the authorization and issuance of the Shares and of the stockholders of the Company approving the Plan,

          (f) an Officer's Certificate of the Company (the "Certificate"), dated the date hereof, as to certain factual matters,

          (g) a good standing certificate for the Company, dated a recent date, issued by the MSDAT, and

          (h) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the Certificate. We have also assumed, without independent investigation, that the Shares will be issued in accordance with the terms of the Plan and the resolutions authorizing their issuance.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan and the resolutions authorizing their issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.

This opinion is subject to additional assumptions, qualifications, and limitations as follows:

          (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

          (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

          (c) We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          (d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PIPER RUDNICK LLP